EXHIBIT 5.1
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
EVERS
& HENDRICKSON LLP
-----------------------
155 MONTGOMERY STREET, 12TH FLOOR, SAN FRANCISCO, CA 94104                                        ANTOINE M. DEVINE
                                                                                                            PARTNER

                                                                                              DIRECT (415) 772-8109
                                                                                                MAIN (415) 772-8100
                  April 17, 2000                                                                 FAX (415) 772-8101
                                                                                                DEVINE@EVERSLAW.COM
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Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      TRIPLE 8 DEVELOPMENT CORPORATION, LEGALITY OF SHARES

Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                Very truly yours,

                                EVERS & HENDRICKSON, LLP


                                By:  /s/ Antoine M. Devine, Partner



cc:      Keith A Ebert